EXHIBIT 99.1

Liberty Tax Receives Notice of Second Delinquent Form 10-Q Filing  from Nasdaq and Receives Extension of Time to Cure Delinquencies

VIRGINIA BEACH, Va., March 16, 2018 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (NASDAQ:TAX), the parent company of Liberty Tax Service, announced today that it received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) on March 15, 2018 stating that the Company’s failure to file its Form 10-Q for the quarter ended January 31, 2018 constituted an additional delinquency under Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (“SEC”).  The Company previously disclosed in a Form 8-K filed with the SEC on December 19, 2017 that the Company had received a notice from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company’s failure to file its Form 10-Q for the quarter ended October 31, 2017.

As previously disclosed in the Company’s Form 8-K filed with the SEC on December 11, 2017, KPMG LLP resigned as the Company’s independent public accounting firm, effective December 8, 2017.  The Company has experienced a delay in the completion of its financial statements and other related components of its Form 10-Qs for the quarters ended October 31, 2017 and January 31, 2018 due to the resignation of KPMG.

Nasdaq informed the Company in the Notice that the Company will have until June 11, 2018 to file the Form 10-Qs for the quarters ended October 31, 2017 and January 31, 2018 with the SEC to regain compliance with Nasdaq Listing Rule 5250(c)(1).   The Company continues to work expeditiously to engage a new independent public accounting firm as auditor of the Company’s financial statements and expects to file the delinquent reports as soon as practicable following the engagement of the auditor.

In a separate notification, Nasdaq informed the Company on March 15, 2018 that it has granted the Company an extension of time until May 31, 2018 to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee of the Board of Directors consist of at least three members, each of whom must satisfy the independence and other requirements of Nasdaq Listing Rule 5605(c)(2)(A).  In a Form 8-K filed with the SEC on January 8, 2018, the Company previously reported that it had received a notice from Nasdaq stating that because of the resignations of Mr. John Garel and Mr. Steven Ibbotson as directors of the Company, both of whom served on the Audit Committee, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A).

In the event that the Company is unable to regain compliance with Nasdaq Listing Rules 5250(c)(1) and 5605(c)(2)(A) by June 11, 2018 and May 31, 2018, respectively, Nasdaq has advised the Company that its securities will be subject to delisting proceedings.

About Liberty Tax, Inc.

Founded in 1997 by John T. Hewitt, Liberty Tax, Inc. (NASDAQ:TAX) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared over two million individual income tax returns in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the timing of filing periodic reports with the SEC, the ability of the Company to regain compliance with Nasdaq listing requirements to avoid delisting of its securities on the Nasdaq Stock Market and related matters.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the loss of key personnel or inability to engage accounting personnel as needed; the failure to engage an independent public accounting firm to complete the review of the Company’s financial statements and periodic reports; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq Listing Rules; and risks relating to the substantial costs and diversion of personnel's attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company's filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company's most recent Annual Report on Form 10-K and other SEC filings for additional risks and uncertainties that may apply to the Company's business and the ownership of the Company's securities. The Company's forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACTS:
Investor Relations
Liberty Tax, Inc.
(757) 493-8855
investorrelations@libtax.com

Media: Martha O’Gorman
Liberty Tax, Inc.
Chief Marketing Officer
(757) 493-8855
martha@libtax.com